LEATHERWOOD WALKER TODD & MANN, P.C.

JOHN E. JOHNSTON, JR.

HARVEY G. SANDERS, JR.

DAVID A. QUATTLEBAUM III

JOSEPH E. MAJOR

DUKE K. MCCALL, JR.

EARLE G. PREVOST

J. RICHARD KELLY

A. MARVIN QUATTLEBAUM

JACK H. TEDARDS, JR.

F. MARION HUGHES

MICHAEL J. GIESE

MARK R. HOLMES

WILLIAM L. DENNIS

NATALMA M. MCKNEW

ROBERT A. DEHOLL

RICHARD L. FEW, JR.

STEVEN E. FARRAR

NANCY HYDER ROBINSON

RUSSELL D. GHENT

H. GIBERT SANDERS, III

THOMAS W. EPTING

MATTHEW H. HENRIKSON

JAMES L. ROGERS, JR

DAVID E. HODGE

FRANK C. WILLIAMS III

WILLIAM L. PITMAN*

ROBERT D. MOSELEY, JR

JAMES T. HEWITT

KURT M. ROZELSKY

J. TOD HYCHE

LAUREL R.S. BLAIR

JAMILE J. FRANCIS III

JOHN P. RIORDAN

DANIEL C. PATTERSON

SEANN GRAY TZOUVELEKAS

LANGDON CHEVES III

WILLIAM B. SWENT

LAURIN MILFORD MCDONALD

MICHELE FULLER LYERLY

PETER A. RUTLEDGE

PAUL E. HAMMACK

PETER B. BYFORD

CARI V. HICKS

MARY H. ABEL

J. KURT SCHUMACHER, JR.**

JONATHAN D. HAMMOND

JENNIFER ADAMSON MOORHEAD

ALEXANDRE N. MACCLENAHAN

J. DERHAM COLE, JR.

ERIKA B. NEWSOM

ZANDRA L. JOHNSON

S. BROOKE CHAPMAN

JESSICA L. ANDERSON

P. GRIFFIN BELL

THOMAS M. LARKIN

REBECCA H. ZABEL

ATTORNEYS AT LAW THE LEATHERWOOD PLAZA 300 EAST MCBEE AVENUE, SUITE 500 GREENVILLE, SOUTH CAROLINA 29601 FAX: (864) 240-2477 TELEPHONE: (864) 242-6440 September 30, 2005

Mailing Address:

Post Office Box 87

Greenville, SC 29602-0087

COUNSEL:

J.D. TODD, JR.

JAMES H. WATSON

J. BRANTLEY PHILLIPS, JR.

D.B. LEATHERWOOD

1896-1989

WESLEY M. WALKER 1915-1999

FLETCHER C. MANN

1921-2003

WRITER’S

Direct Dial: 864-240-24973 Direct Fax: 864-240-2479 E-Mail: rfew@lwtm.com

*	Admitted in the Commonwealth of Virginia only
**	Admitted in the Commonwealth of Massachusetts only

Exhibit 5.1 and 23.1

Board of Directors

Greer Bancshares Incorporated

1111 W. Poinsett St.

Greer, SC 29650

Ladies and Gentlemen:

This letter is delivered to you in connection with the actions taken and proposed to be taken by Greer Bancshares Incorporated, a South Carolina corporation (the “Company”), with respect to the offer and sale from time to time pursuant to the Greer Bancshares Incorporated 1998 Plan (the “Plan) of common stock of the Company (the “Common Stock”) in accordance with the terms of the Plan. We have reviewed the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Common Stock under the Securities Act of 1933, as amended.

We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion.

We are admitted to practice only in the State of South Carolina and the opinion expressed herein is limited in all respects to the application of the law of the State of South Carolina and federal laws of the United States and no opinion is expressed herein as to the laws of any other jurisdiction.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that the aforementioned shares of Common Stock, when issued against payment therefor pursuant to the Registration Statement and the Plan, will be legally issued, fully paid and non-assessable under the laws of the State of South Carolina.

Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any

September 28, 2005

change in law subsequently occurring after such date. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Very truly yours,

LEATHERWOOD WALKER TODD & MANN, P.C.

By:	/s/ Richard L. Few, Jr.
Richard L. Few, Jr.